Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statements on Form S-3 (No.’s 333-260849, 333-272569 and 333-290311) and Form S-8 (No. 333-283613) of PharmaCyte Biotech, Inc. of our report dated April 1, 2024 with respect to our audit of the consolidated financial statements of TNF Pharmaceuticals, Inc. (formerly MyMD Pharmaceuticals, Inc.) as of December 31, 2023 and for the year ended December 31, 2023 included in this Current Report on Form 8-K/A (Amendment #1), dated November 18, 2025.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

November 18, 2025